UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act
Date of Report (Date of earliest event reported): November 2, 2009
INCOME OPPORTUNITY REALTY INVESTORS, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	001-14784	75-2615944

(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1800 Valley View Lane, Suite 300
Dallas, Texas	75234

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code 469-522-4200
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
     (c) Effective November 2, 2009, the Board of Directors of Income Opportunity Realty Investors, Inc. (the “Company” or the “Issuer” or “IOT”) appointed Gene S. Bertcher to the additional position of Chief Financial Officer of the Company. Mr. Bertcher, age 60, is Executive Vice President (since February 2008) and Chief Accounting Officer (since May 2008) of the Company, Transcontinental Realty Investors, Inc. (“TCI”) and American Realty Investors, Inc. (“ARL”). Prior thereto, from February 2008 to March 2008 he was also Executive Vice President and Interim Chief Financial Officer of the Company, TCI and ARL. Mr. Bertcher is (and will continue to be) President and Chief Financial Officer of New Concept Energy, Inc., a Nevada corporation (“GBR”) which has its common stock listed on the American Stock Exchange (“AMEX”), a position he has occupied since November 2004. From January 3, 2003 until November 1, 2004, Mr. Bertcher was also Chief Executive Officer of GBR. He has been a Certified Public Accountant since 1973. Mr. Bertcher has been a director since June 1999 (and was from November 1989 to September 1996) of GBR. Until November 1989, Mr. Bertcher was a partner in Grant Thornton, LLP having served as the Chairman of its National Real Estate and Construction Committee.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly-caused this Report to be signed on its behalf by the undersigned hereunto duly-authorized.

Dated: November 2, 2009	INCOME OPPORTUNITY REALTY INVESTORS, INC.
	By:	/s/ Daniel J. Moos
Daniel J. Moos, President